HAROLD Y. SPECTOR, CPA

          SPECTOR & ASSOCIATES, LLP

        70 SOUTH LAKE AVENUE

STEVEN M. SPECTOR, CPA

          Certified Public Accountants

     SUITE  630

                           (888) 584-5577

        PASADENA, CA 91101

                     FAX  (626) 584-6447

                                                                                                                            admin@swdcpa.com

To the Board of Directors and Stockholders
of Pacific Alliance Corporation

We have audited the accompanying consolidated balance sheets of Pacific Alliance Corporation as of December 31, 2009 and 2008, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pacific Alliance Corporation as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/Spector & Associates, LLP
Pasadena, CA
April 14, 2010